Exhibit 99.1

IPASS REPORTS FOURTH QUARTER AND YEAR END 2014 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., February 18, 2015—iPass Inc. (NASDAQ: IPAS), the world's largest commercial Wi-Fi network, today announced financial results for the fourth quarter and year ended December 31, 2014.

Financial Highlights

•
Open Mobile revenue for the fourth quarter of 2014 was $15.2 million compared with $14.6 million in the third quarter of 2014 and $13.0 million in the fourth quarter of 2013. This marked our fifteenth sequential quarter of OM revenue growth.

•	Total revenue in the fourth quarter of 2014 was $17.2 million compared with $17.3 million in the third quarter of 2014 and $18.0 million in the fourth quarter of 2013.

•	GAAP net loss from continuing operations for the fourth quarter of 2014 was $2.4 million, compared with $3.1 million for the third quarter of 2014 and $5.1 million for the fourth quarter of 2013.

•
GAAP total net loss for the fourth quarter of 2014 was $3.9 million compared with GAAP total net loss of $4.4 million in the third quarter of 2014 and GAAP total net loss of $4.5 million in the fourth quarter of 2013.

•
Adjusted EBITDA loss for the fourth quarter of 2014 was $2.3 million compared with $3.1 million in the third quarter of 2014 and $3.6 million in the fourth quarter of 2013. Adjusted EBITDA for prior periods has been recast to exclude net income and related adjustments for discontinued operations. See reconciliation and definition of our non-GAAP Adjusted EBITDA financial measure below.

•	Exited 2014 with Legacy iPC revenue representing only approximately 10% of total revenue for the fourth quarter of 2014.

Management Commentary

“We entered 2014 singularly focused on developing our three core strategic assets; our Open Mobile Platform, or OM, that enables users to keep their smart devices seamlessly connected; our authentication fabric which knits a cadre of incompatible suppliers into a ubiquitous Wi-Fi global coverage map; and our growing footprint of hotspots allowing users to get and stay connected around the world.  In short, we had a solid year of accomplishments on these fronts,” said Evan Kaplan, president and chief executive officer of iPass.  “We divested our Unity managed network services business allowing us to focus wholly on our OM growth.  Year over year we grew our average monthly OM network users by 37%, OM network revenue by 30%, OMX revenue by 29%, and our footprint now exceeds 18 million hotspots. We look to increase penetration in existing enterprise customers in 2015 with a studied and directed game plan, leveraging our industry leading Wi-Fi business intelligence.  And now that we have branched out beyond the traditional carrier customers in our OMX product, we are excited about the opportunities with OMX partners such as Microsoft and HP to finally unlock the consumer market for Wi-Fi."

Operational Highlights

•	Grew OM Wi-Fi network users by 8% from the third quarter of 2014 and by 25% from the fourth quarter of 2013.

•	Grew OM active platform users by 6% from the third quarter of 2014 and by 31% from the fourth quarter of 2013.

•	Announced a long term strategic deal with Microsoft to expand our OMX relationship and provide Wi-Fi access for a variety of their product and service offerings.

•	Our global network grew by 20% over last quarter, representing over 18 million hotspots in 120 countries at year end.

•	Released updates to the OM client to streamline the user experience, including Android 3.0 and IOS 3.5 since last quarter.

•	Added new logos, including Regus, Uber, General Electric, and Facebook since last quarter.

Q1 2015 GUIDANCE
For the first quarter of 2015 ending March 31, 2015, iPass anticipates total revenue from continuing operations and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$15.6 – 17.6 million
Adjusted EBITDA Income / (Loss) (1)	$ (5.5) – (3.5) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the first quarter of 2015 does not include the impact of any foreign exchange gains or losses or expenses associated with the exit of the Company's CEO.

Today’s Conference Call and Webcast Information
iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).
The conference call will be accessible by telephone, toll-free at 888-539-3686 or direct dial at 719-325-2436 with a participant confirmation code of 2850015. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its first quarter 2015 results.
The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until February 27, 2015. The confirmation code for the replay is 2850015.

Cautionary Information About Forward-Looking Statements
The statements in this press release that iPass looks to increase penetration in existing enterprise customers in 2015 with a studied and directed game plan, leveraging its industry leading Wi-Fi business intelligence, regarding its growing Wi-Fi footprint, and iPass’ projections of its first quarter 2015 financial results under the caption “Q1 2015 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 11, 2014, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the

iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram account, the iPass Pinterest account and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.
Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.
The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, net income (loss) from discontinued operations, collection of previously written off bad debt expense from bankruptcy proceeding, and other non-operating income. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.
Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.
Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

About iPass Inc.
iPass enables business travelers to stay connected by providing them with cost-effective and convenient global Wi-Fi access across smartphones, tablets and laptops. Founded in 1996, iPass (NASDAQ: IPAS) is the world's largest commercial Wi-Fi network, covering over 120 countries and territories and selling to over 700 large corporations, telecom service providers and other strategic partners around the world. Through its cloud-based delivery model, iPass connects business travelers to over 18 million Wi-Fi hotspots in airports, airplanes, hotels and public areas. With the growing need for fast, high bandwidth connectivity, iPass lets business travelers stay close to what matters most while on the road including access to video, unified communications, web conferencing and other cloud based apps.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

Q4 2014

(unaudited; in millions)	Q4'14	Q3'14	Q4'13
Revenue:	$17.2	$17.3	$18.0
Open Mobile	15.2	14.6	13.0
Open Mobile Enterprise:	14.4	13.8	12.2
Network	10.5	9.8	8.3
Platform and Other	3.9	4.0	3.9
Open Mobile Exchange	0.8	0.8	0.8
Legacy iPC:	2.0	2.7	5.0
Network Gross Margin (1)	43.3%	38.6%	42.3%
Loss from Continuing Operations (pre-tax)	(4.0)	(4.5)	(5.1)
Benefit from Income Tax	1.6	1.4	—
GAAP Net Loss from Continuing Operations	$(2.4)	$(3.1)	$(5.1)

Income from Discontinued Operations (pre-tax)	$—	$—	$0.8
Gain on sale of Discontinued Operations (Pre-tax)	—	—	—
Tax Expense on Discontinued Operations (2)	(1.5)	(1.3)	(0.2)
GAAP Net Income from Discontinued Operations	$(1.5)	$(1.3)	$0.6

GAAP Total Net Income (Loss)	(3.9)	(4.4)	(4.5)

Adjusted EBITDA Loss	(2.3)	(3.1)	(3.6)
Cash and Cash Equivalents	33.8	37.1	24.0
Shares of Common Stock Outstanding at End of Period	64.8	64.7	64.5

2014

(unaudited; in millions)	2014	2013
Revenue:	$69.8	$77.7
Open Mobile	57.7	47.9
Open Mobile Enterprise:	54.7	45.5
Network	38.7	29.6
Platform and Other	16.0	15.9
Open Mobile Exchange	3.0	2.4
Legacy iPC:	12.1	29.8
Network Gross Margin (1)	40.9%	45.4%
Loss from Continuing Operations (pre-tax)	(19.3)	(15.5)
Benefit from Income Tax	7.1	0.7
GAAP Net Loss from Continuing Operations	$(12.2)	$(14.8)

Income from discontinued Operations (pre-tax)	$1.5	$3.7
Gain on sale of Discontinued Operations (Pre-tax)	25.0	—
Tax Expense on Discontinued Operations (2)	(7.3)	(1.2)
GAAP Net Income from Discontinued Operations	$19.2	$2.5

GAAP Total Net Income (Loss)	7.0	(12.3)

Adjusted EBITDA Loss	(13.7)	(9.4)
Cash and Cash Equivalents	33.8	24.0
Shares of Common Stock Outstanding at End of Period	64.8	64.5

(1)	Network Gross Margin is defined as (Mobility Network Revenue less Network Access Costs) divided by Mobility Network Revenue.

(2)
Provision for income taxes reflect tax expenses on discontinued operations with an offsetting benefit in continuing operations, representing the iPass' ability to utilize net operating losses to offset tax associated with the gain on the sale of the Unity business.

Average Monthly Monetized Users (AMMU) on Open Mobile:
iPass tracks two key metrics that summarize the number of active users of iPass OME services. Each metric below is calculated as AMMU, defined as the average number of active users per month, during a given quarter, for which a fee was billed by iPass for either Wi-Fi or Platform services.

	Q4'14	Q3'14	Q4'13
Wi-Fi Network Users	84,000	78,000	67,000
Active Platform Users	814,000	765,000	622,000

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$33,814	$24,017
Accounts receivable, net of allowance for doubtful accounts of $172 and $1,010, respectively	10,063	15,297
Prepaid expenses and other current assets	4,318	4,329
Total current assets	48,195	43,643
Property and equipment, net	6,213	8,442
Other assets	847	2,831
Total assets	$55,255	$54,916
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,301	$9,334
Accrued liabilities	7,188	9,100
Deferred revenue, short-term	437	3,212
Total current liabilities	14,926	21,646
Deferred revenue, long-term	115	2,191
Vendor financed property and equipment	854	1,586
Other long-term liabilities	879	251
Total liabilities	$16,774	$25,674
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	220,368	218,103
Accumulated deficit	(181,952)	(188,926)
Total stockholders’ equity	38,481	29,242
Total liabilities and stockholders’ equity	$55,255	$54,916

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue	$17,155	$17,993	$69,804	$77,729
Cost of revenues and operating expenses:
Network access costs	7,146	7,312	29,608	29,253
Network operations	3,013	3,435	13,159	12,701
Research and development	2,806	3,118	11,921	13,317
Sales and marketing	3,434	4,263	15,759	16,396
General and administrative	4,786	4,767	18,073	20,353
Restructuring charges and related adjustments	(12)	14	733	653
Total cost of revenue and operating expenses	21,173	22,909	89,253	92,673
Operating loss	(4,018)	(4,916)	(19,449)	(14,944)
Interest income expense, net	(24)	(27)	(119)	(18)
Foreign exchange gain (loss), net	64	(164)	(67)	(507)
Other income (loss), net	(15)	(18)	329	(18)
Loss from continuing operations before income taxes	(3,993)	(5,125)	(19,306)	(15,487)
Benefit from (provision for) income taxes	1,563	(26)	7,101	688
Net loss from continuing operations	$(2,430)	$(5,151)	$(12,205)	$(14,799)
Net income (loss) from discontinued operations	$(1,514)	$642	$19,179	$2,487
Total net income (loss)	$(3,944)	$(4,509)	$6,974	$(12,312)
Total comprehensive net income (loss)	$(3,944)	$(4,509)	$6,974	$(12,312)

Total net Income (loss) per share - basic and diluted
Loss from continuing operations	$(0.04)	$(0.08)	$(0.19)	$(0.23)
Income from discontinued operations	$(0.02)	$0.01	$0.30	$0.04
Total net income (loss) per share	$(0.06)	$(0.07)	$0.11	$(0.19)

Weighted average shares outstanding - basic and diluted	62,819,031	64,341,837	62,613,671	63,411,162

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve Months Ended
	December 31
	2014	2013
Cash flows from operating activities:
Net income (loss)	$6,974	$(12,312)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of discontinued operations	(25,014)	—
Stock-based compensation	2,017	3,163
Depreciation and amortization	3,330	2,776
Deferred income taxes	(53)	203
Loss on disposal of property and equipment	54	22
Provision for (recovery of) doubtful accounts	(169)	134
Changes in operating assets and liabilities:
Accounts receivable	2,816	1,828
Prepaid expenses and other current assets	(404)	625
Other assets	232	785
Accounts payable	(1,637)	2,063
Accrued liabilities	(3,406)	(277)
Deferred revenue	(329)	(1,218)
Other liabilities	753	(224)
Net cash used in operating activities	(14,836)	(2,432)
Cash flows from investing activities:
Purchases of property and equipment	(1,318)	(2,318)
Proceeds from sale of discontinued operations	26,750	—
Change in restricted cash	100	720
Net cash provided by (used in) investing activities	25,532	(1,598)
Cash flows from financing activities:
Net proceeds from issuance of common stock	248	1,490
Principal payments for vendor financed property and equipment	(1,147)	(265)
Net cash (used in) provided by financing activities	(899)	1,225
Net increase (decrease) in cash and cash equivalents	9,797	(2,805)
Cash and cash equivalents at beginning of period	24,017	26,822
Cash and cash equivalents at end of period	$33,814	$24,017
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$233	$261
Accrued amounts for acquisition of property and equipment	$73	$98
Vendor financing of property and equipment	$501	$2,597

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

		Three Months Ended			Twelve Months Ended
		December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
I	Reconciliation of Adjusted EBITDA Loss to GAAP Net Income (Loss):
	Adjusted EBITDA	$(2,282)	$(3,128)	$(3,591)	$(13,651)	$(9,368)
	(a) Interest expenses	(24)	(29)	(27)	(119)	(18)
	(b) Income tax benefit (expenses)	1,563	1,355	(26)	7,101	688
	(c) Depreciation of property and equipment	(791)	(812)	(819)	(3,154)	(2,397)
	(d) Stock-based compensation expense	(910)	(129)	(674)	(1,996)	(3,061)
	(e) Restructuring charges and related adjustments	12	(715)	(14)	(733)	(653)
	(f) Other non-operating income	2	—	—	2	10
	(g) Collection of previously written off bad debt expense from bankruptcy proceeding	—	345	—	345	—
	(h) Net income (loss) from discontinued operations	(1,514)	(1,296)	642	19,179	2,487
	GAAP Total Net Income (Loss)	$(3,944)	$(4,409)	$(4,509)	$6,974	$(12,312)

	Q1 2015 Guidance
II	Reconciliation of Q1 2015 Adjusted EBITDA Loss to Total GAAP Net Loss:	(Unaudited, in millions)
	Adjusted EBITDA Loss (1)	$(5.5)		$(3.5)
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.8)
	(c) Stock-based compensation		(0.5)
	GAAP Total Net Loss	$(6.9)		$(4.9)

(1)	The Q1 2015 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses or expenses associated with the exit of the Company's CEO.

INVESTOR RELATIONS CONTACT:
Mike Bishop
The Blueshirt Group
Tel. +1 415 217 4968
Email: mike@blueshirtgroup.com